Exhibit 10.4

SELLPOINTS, INC.

SECOND AMENDMENT TO
SUBORDINATED UNSECURED PROMISSORY NOTES

This SECOND AMENDMENT TO SUBORDINATED UNSECURED PROMISSORY NOTES (this “Amendment”) is made and entered into as of August 31, 2018, by and among SellPoints, Inc., a Delaware corporation (the “Company”), the Investors (as defined below) and ConversionPoint Technologies, Inc., a Delaware corporation (“ConversionPoint”).

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Note Purchase Agreement, dated as of February 16, 2016, by and among the Company and those persons and entities listed on the Schedule of Investors attached thereto as Schedule I (the “Investors”), pursuant to which the Company sold and issued to the Investors subordinated unsecured promissory notes (the “Notes”), as amended on December 1, 2017 (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Notes;

WHEREAS, the Company desires to extend the Maturity Date and make such other changes as set forth in this Amendment;

WHEREAS, the Company is a party to a senior loan facility (the “Montage Loan”) with Montage Capital II, L.P. and Partners for Growth IV, L.P. (the “Montage Parties”);

WHEREAS, the Investors and the Montage Parties are parties to a Subordination Agreement dated September 29, 2016 (the “Subordination Agreement”).

WHEREAS, the Company and the Investors desire to amend the Notes;

WHEREAS, Section 6(b) of the Notes provides that any provision of the Notes may be amended, waived or modified only upon the written consent of the Company and Investors holding more than 50% of the aggregate outstanding principal amount of the Notes; provided that no such amendment, waiver or consent shall (i) reduce the principal amount of a Note without the holder of such Note’s written consent or (ii) reduce the rate of interest of a Note without the holder of such Note’s written consent; and

WHEREAS, the undersigned Investors constitute the holders of a majority of the aggregate principal amounts of Notes issued pursuant to the Purchase Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Amendment to Maturity Date of the Notes. As of the date hereof, the paragraph following the two bullet points on the first page of each Note is hereby amended, restated and replaced in its entirety with the following language:

“Within ten (10) days after the later of the receipt of the Montage Consent (as defined below), and the date of receipt of the requisite approval of the Investors, Company shall make a payment to the Investors equal to 2 months of accrued interest. Subject to the Subordination Agreement, (A) commencing October 1, 2018, Company shall make interest only payments to the Investors for interest accrued during the prior month until all principal has been repaid, and (B) all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) February 28, 2019, (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof; (iii) the refinancing of the Montage Loan; (iv) upon the closing of a financing in the minimum amount of $20 million, on or after the date hereof; and (v) within 30 days following an initial public offering of ConversionPoint’s common stock (the “Maturity Date”).”

2.           Warrants. ConversionPoint shall issue the Investors warrants to purchase an aggregate of 65,000 shares of common stock, having an exercise price of $9.21 per share. If the Notes are not paid in full on or before December 31, 2018, ConversionPoint shall issue the Investors warrants to purchase an aggregate of an additional 65,000 shares of common stock, having an exercise price of $9.21 per share. If the Notes are not paid in full on or before February 28, 2019, the Maturity Date specified in subsection (i) of paragraph 1 of this Agreement, shall be replaced with “May 31, 2019,” and ConversionPoint shall issue the Investors warrants to purchase an aggregate of an additional 65,000 shares of common stock, having an exercise price of $9.21 per share. In the event the note is not repaid on or before May 31, 2019, Conversionpoint will issue the Investors warrants to purchase an aggregate of an additional 65,000 shares of common stock, having an exercise price of $9.21 per share, and the investors will agree to an additional 90 day extension. This process of warrant issuance and 90 day maturity date extension will be repeated with an additional 65,000 warrants issued at an exercise price of 9.21 per share until all principle and interest is repaid. All warrants referred to above shall be in the form attached hereto as Exhibit A (the “Warrants”), and issued to the Investors on a pro rata basis, based on the amount by which the principal due under their Notes bears to the aggregate principal due under all of the Notes. In the event of any equity financing in the minimum amount of $500,000, an initial public offering of the Company’s common stock, or merger or acquisition, in which the Company issues shares of common stock at a share price of less than $9.21, the exercise price of the warrants will be to equal such lower price.

3.           Consent of Montage Parties. The effectiveness of this Amendment is conditioned upon the receipt of the written consent of the Montage Parties (the “Montage Consent”).

4.           Miscellaneous.

(a)          Amendment. This Amendment may not be amended, waived, discharged or terminated other than by a written instrument referencing this Amendment and signed by the Company and a Majority in Interest; provided, however, that no such amendment, waiver or consent shall: reduce the principal amount of a Note without the written consent of the Investor holding such Note or (ii) reduce the rate of interest of a Note without the written consent of the Investor holding such Note.

(b)          Governing Law. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

(c)          Entire Agreement. This Amendment, the Purchase Agreement the Notes and the other Transaction Documents (each to the extent not hereby amended), including the exhibits attached thereto, constitute the full and entire understanding and agreement between the parties for the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner for the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

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(d)          Severability. If any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amendment, and such court will replace such illegal, void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amendment shall be enforceable in accordance with its terms.

(e)          Counterparts. This Amendment may be executed in one (1) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile or PDF electronic copies of signed signature pages will be deemed binding originals.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have caused this First Amendment to Subordinated Unsecured Promissory Notes to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

COMPANY:

SELLPOINTS, INC.
a Delaware corporation

By:	/s/ Robert Tallack
Name: Robert Tallack
Title: Chief Executive Officer

CONVERSIONPOINT TECHNOLOGIES, INC.
a Delaware corporation

By:	/s/ Robert Tallack
Name: Robert Tallack
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have caused this First Amendment to Subordinated Unsecured Promissory Notes to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTORS:

[NOTEHOLDER]

By:
Name:
Title:

Exhibit A

Form of Warrant

THIS WARRANT AND THE SALE AND ISSUANCE OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY ONLY BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED IN COMPLIANCE WITH THE ACT AND WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

WARRANT TO PURCHASE COMMON STOCK

Corporation:	ConversionPoint Technologies, a Delaware corporation (the "Company")
Warrant Holder	__________ (the “Holder”)
Total Number of Shares:	__________ shares of common stock
Exercise Price Per Share:	$9.21 per share (the “Exercise Price”)
Issue Date:	October 1, 2018
Expiration Date:	September 30, 2023

THIS WARRANT CERTIFIES that on or before the Expiration Date set forth above, and subject to the conditions, restrictions and requirements set forth herein, the Holder is entitled to purchase the number of fully paid and non-assessable shares of common stock of the Company (the “Common Stock” or “Shares”) at the Exercise Price Per Share set forth above, subject to the provisions and upon the terms and conditions set forth below.

1.           EXERCISE

1.1           Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2           Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an affidavit of loss reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.3           Expiration Date. This Warrant may be exercised on or before the Expiration Date.

2.           ADJUSTMENTS TO THE SHARES

The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

2.1           Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, so that the aggregate Exercise Price payable for the total number of securities purchasable under this Warrant as of such date shall remain the same.

2.2           Common Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock (“Common Stock Equivalents”) without payment of any consideration by such holder for the additional Common Stock or the Common Stock Equivalents (including the additional Shares issuable upon exercise or conversion thereof), then the number of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding Common Stock (and Shares issuable upon conversion of all such securities convertible into Common Stock) as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

2.3           Merger. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such merger or consolidation, which would have been received by Holder for the Common Stock subject to this Warrant had this Warrant at such time been exercised.

2.4           Reclassification, Etc. If at any time after the date hereof there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such change or reclassification, which would have been received by Holder for the Common Stock subject to this Warrant had this Warrant at such time been exercised.

2.5           Special Exercise Price Adjustment. If the Company at any time, engages in a equity financing, merger, acquisition or initial public offering, in which the price of the Company’s common stock, as adjusted pursuant to the provisions of this Section 2, is lower than $9.21 per share, as adjusted pursuant to this Section 2 (the “Financing Price”), the Exercise Price of the Warrant shall be adjusted to equal the Financing Price.

3.           RIGHTS, RESTRICTIONS AND COVENANTS.

3.1           Rights as a Stockholder. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, or be notified of stockholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

3.2          Restricted Securities. The Holder understands that this Warrant and the Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the “1933 Act”) or an applicable exemption from such registration. In this connection, the Holder acknowledges that Rule 144 of the Securities and Exchange Commission (the “SEC”) is not now, and may not in the future be, available for resale of the Warrant and the Shares purchasable hereunder.

3.3          Disposition of Shares. Holder hereby agrees not to make any disposition of any Shares purchased hereunder unless and until:

(a)          Holder shall have complied with all requirements of this Warrant applicable to the disposition of the Shares; and

(b)          If requested, Holder shall have provided the Company with an opinion of counsel, reasonably satisfactory to the Company, that the proposed disposition does not require registration of the Shares under the 1933 Act.

The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Section or (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of the terms of this Warrant.

4.           MISCELLANEOUS.

4.1           Modification; Entire Agreement. This Warrant and any documents referenced herein or therein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

4.2           Replacement of Warrant. On receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

4.3           Legends. The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any), if certificated, shall be imprinted with legends in substantially the following forms, and with such other legends as the Company may deem are reasonably required by applicable securities law:

“THE SECURITIES REPRESENTED BY THIS SHARE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY ONLY BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF, IN COMPLIANCE WITH THE ACT AND WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.”

4.4           Compliance with Securities Laws on Transfer. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal, state and foreign securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions upon the request of the Company, which shall be reasonably satisfactory to the Company).

4.5           Notices. Any notice to the Company contemplated by this Agreement shall be in writing and sent to the Company’s corporate headquarters, attention: Chief Executive Officer and Chief Financial Officer, or such other address as the Company may specify in a notice to the Holder; and any notice to the Holder shall be in writing and addressed to the Holder at the physical address or email address on file with the Company on the date hereof or at such other addresses as the Holder may hereafter designate in writing. Notice shall be deemed to have been given upon receipt or, if sooner, five (5) days after such properly addressed notice has been deposited, postage prepaid, in the United States mail, and if electronic mail, one (1) day after such notice has been sent by electronic mail. In addition, Holder hereby acknowledges that the Company’s Bylaws authorize the Company to issue stockholder notices and other communications via electronic mail, and if Holder exercises this Warrant and becomes a stockholder of Company, Holder hereby consents to the receipt of all stockholder notices and other corporate communications by electronic mail.

4.6           Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7           Governing Law; Venue. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law; and the courts of Orange County, California shall have sole and exclusive jurisdiction over any action or proceeding brought under or pursuant to this Warrant. Each of the parties hereby agrees that any service of process may be affected on it by delivering such process by hand, depositing it with an overnight courier, or mailing it by registered or certified mail to such party. Upon default, the breaching party agrees to pay to the non-breaching party reasonable attorneys’ fees, plus all other reasonable expenses, incurred by the non-breaching party in exercising any of the non-breaching party’s rights and remedies.

CONVERSIONPOINT TECHNOLOGIES, INC.

By:
Robert Tallack, CEO

Exhibit A

[Date]

ConversionPoint Technologies, Inc.

Re:	Notice of Exercise of Warrant.

To whom it may concern:

The undersigned Holder hereby exercises its right purchase shares of the Common Stock of ConversionPoint Technologies, Inc. (the “Company”) in accordance with the attached Warrant To Purchase Common Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

☐	check in the amount of $______ payable to order of the Company enclosed herewith

☐	Wire transfer of immediately available funds to the Company’s account

Please issue the shares in the name specified below, and if the Company is issuing certificated shares, please send the certificate to the address set forth below:

Name: __________________

Address: ________________

By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties set forth in the Warrant to Purchase Common Stock as of the date hereof. In connection with the exercise of the Warrant and the purchase of the common stock, the undersigned hereby further represents and warrants to the Company as follows:

1.          Investment. The undersigned is acquiring the common stock for investment for the undersigned's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. The undersigned understands that the common stock has not been, and will not be, registered under the Securitas Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the undersigned's representations as expressed herein. The undersigned acknowledges that the common stock must be held unless subsequently registered under the Securities Act or an exemption from such registration is available.

2.          No Public Market. The undersigned understands that no public market now exists for the Common Stock and it is not likely that a public market will ever exist for the Common Stock.

3.          Access to Data; No Reliance on Projections. The undersigned has requested and received from the Company all information the undersigned considers necessary or appropriate for deciding whether to purchase the common stock. The undersigned has had an opportunity to ask questions of and receive answers from management of the Company concerning the business and financial affairs of the Company and the undersigned’s purchase of common stock hereunder. The undersigned has had such questions answered to the undersigned’s satisfaction. The undersigned understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects but were not a thorough or exhaustive description. The undersigned acknowledges that any estimates or projections as to events that may occur in the future or with respect to the future operating or financial performance of the Company were based upon the reasonable judgment of the Company’s management at the time such estimates or projections were made. The undersigned understands that whether or not such estimates or projections are attained will depend on the Company’s achieving its overall business objectives and numerous other factors. The undersigned understands that there is no assurance that the Company will attain any projected operating or financial results. The undersigned has not relied on any such projections or estimates in making a decision to invest in the common stock.

4.          Tax Liability. The undersigned has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment. The undersigned has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. The undersigned understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment.

5.          Accredited Investor. The undersigned qualifies as an “accredited investor” pursuant to Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. The undersigned has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

[SIGNATURE]

Print Name

(Street Address)

(City, State, and ZIP Code)

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